United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

NAUTILUS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NAUTILUS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Nautilus, Inc.:

The annual meeting of shareholders of Nautilus, Inc. (the “Company”) will be held on Tuesday, June 3, 2008, at the Company’s World Headquarters, 16400 SE Nautilus Drive, Vancouver, Washington 98683, beginning at 11:00 a.m. Pacific Daylight Time, for the following purposes:

1. To elect a board of directors, consisting of six (6) members, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2. To approve the reimbursement of expenses incurred by Sherborne Investors LP and its affiliates in connection with the December 18, 2007 special meeting of shareholders, such reimbursement not to exceed $560,000 and to be paid only following subsequent review and approval by the disinterested members of the Board of Directors. The Board of Directors currently expects that no reimbursement would be made until the Company returns to profitability;

3. To approve the Amended and Restated Articles of Incorporation in the form adopted by the Board of Directors;

4. To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant firm; and

5. To consider and act upon any other matter which may properly come before the annual meeting or any adjournment thereof.

Only shareholders who held their shares at the close of business on March 28, 2008, the record date, are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, please sign and promptly return the enclosed proxy card, which you may revoke at any time prior to its use. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the annual meeting in accordance with your proxy.

By Order of the Board of Directors

WILLIAM D. MEADOWCROFT Chief Financial Officer, Secretary and Treasurer

Vancouver, Washington

                    , 2008

2008 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NAUTILUS, INC.

16400 SE Nautilus Drive

Vancouver, Washington 98683

PROXY STATEMENT

General Information

Our Board of Directors is furnishing this proxy statement and the accompanying Annual Report to Shareholders, notice of annual meeting and proxy card in connection with its solicitation of proxies for use at our 2008 annual meeting of shareholders or any adjournment thereof. The annual meeting will be held on Tuesday, June 3, 2008, beginning at 11:00 a.m., Pacific Daylight Time at the following location:

Nautilus World Headquarters

16400 SE Nautilus Drive

Vancouver, Washington 98683

Our Board of Directors has designated the two persons named on the enclosed proxy card, Edward J. Bramson and Wayne M. Bolio, to serve as proxies in connection with the annual meeting. These proxy materials and the accompanying Annual Report to Shareholders are being mailed on or about                     , 2008 to our shareholders of record as of March 28, 2008.

Our principal executive offices are located at 16400 SE Nautilus Drive, Vancouver, Washington 98683. As used in this proxy statement, the terms “we,” “our,” “us,” “Nautilus,” and “Company” refer to Nautilus, Inc. and its subsidiaries.

Revocability of Proxies

You may revoke any proxy you execute at any time prior to its use at the annual meeting by:

•	delivering written notice of revocation to our Secretary;

•	delivering an executed proxy bearing a later date to our Secretary; or

•	attending the annual meeting and voting in person.

Record Date

Our Board of Directors has fixed the close of business on March 28, 2008 as the record date for determining which of our shareholders are entitled to notice of and to vote at the annual meeting. At the close of business on the record date, 31,557,136 shares of our common stock were outstanding.

Voting; Quorum

Each share of common stock outstanding on the record date is entitled to one vote per share at the annual meeting. Shareholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum at the annual meeting.

Votes Required to Approve each Proposal

If a quorum is present at the annual meeting:

(i) the six nominees who receive the greatest number of votes cast for the election of directors by the shares present and voting in person or by proxy will be elected as directors;

(ii) the expenses of Sherborne Investors LP and its affiliates (“Sherborne”) incurred in connection with the December 18, 2007 special meeting of shareholders will be reimbursed by the Company following subsequent review and approval by the disinterested members of the Board of Directors (which currently expects that no payment would be made until the Company returns to profitability), if the number of votes cast in favor of the proposal exceeds the number of votes cast against it;

(iii) the Amended and Restated Articles of Incorporation will be adopted as proposed upon the affirmative vote of a majority of the shares entitled to vote at the meeting; and

(iv) the ratification of Deloitte & Touche LLP as our independent registered public accounting firm will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

Effect of Abstentions

If you abstain from voting, your shares will be deemed present at the annual meeting for purposes of determining whether a quorum is present. Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting will not affect the outcome of the election. Abstentions will also not affect the outcome of the proposals to reimburse Sherborne’s expenses or ratify Deloitte & Touche LLP as our independent registered public accounting firm. However, abstentions will have the effect of a vote “against” the proposal to amend and restate our Articles of Incorporation.

Effect of Broker Non-Votes

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposals to be voted upon at the annual meeting of shareholders. Thus, if you do not give your broker or nominee specific voting instructions, your shares may not be voted on these matters. Such “broker non-votes” will be counted for determining whether there is a quorum, but will not be counted as votes “for” or “against.” Thus broker non-votes will not have any effect on the proposals for reimbursement of Sherborne’s expenses or ratification of Deloitte & Touche LLP as our registered independent public accounting firm, and will have the effect of a vote “against” the proposal to amend and restate our Articles of Incorporation.

Proxy Procedure

When a proxy card is properly dated, executed and returned, the shares it represents will be voted at the annual meeting in accordance with the instructions specified in the proxy. If no specific instructions are given, the shares will be voted FOR the election of the director nominees described below, FOR the reimbursement of Sherborne’s expenses, FOR approval of the Amended and Restated Articles of Incorporation, and FOR the ratification of Deloitte & Touche LLP as our registered independent public accounting firm. If other matters come before the annual meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters.

Cost of Proxy Solicitation

The Company plans to hire a proxy solicitor in connection with the annual meeting. The Company will pay the fees and expenses of its proxy solicitor and the cost of solicitation of proxies by mail, on behalf of the Board of Directors, which costs, in the aggregate, are expected to be approximately $10,000.

Procedures for Shareholder Proposals and Nominations

Under Nautilus’ Bylaws, nominations for directors at an annual meeting may be made only by (1) the Board of Directors or a committee of the Board, or (2) a shareholder entitled to vote who has delivered notice to the

Company within 90 to 120 days before the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting.

Our Bylaws also provide that business may not be brought before an annual meeting unless it is (1) specified in the notice of meeting (which includes shareholder proposals that the Company is required to include in its proxy statement under SEC Rule 14a-8), (2) brought before the meeting by or at the direction of the Board, or (3) brought by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the Bylaws) within 90 to 120 days before the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. In addition, you must comply with SEC Rule 14a-8 to have your proposal included in the Company’s proxy statement.

A copy of the full text of the Company’s Bylaws may be obtained upon written request to the Corporate Secretary at the address provided on page 1 of this proxy statement.

Where You Can Find More Information

We file our proxy statements and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”). You can inspect and obtain a copy of our proxy statement and other information filed with the SEC at the offices of the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov/ where you can obtain most of our SEC filings. We also make available, free of charge, on our website at www.nautilusinc.com our proxy statements filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC.

PROPOSAL 1:

ELECTION OF DIRECTORS

In accordance with our amended and restated bylaws, our Board of Directors shall be comprised of seven (7) directors, provided, however that the number may be decreased pursuant to by resolution of our Board of Directors. At the time of this proxy statement, the Board has six (6) directors.

At the annual meeting, our shareholders will elect a Board of six (6) directors to serve until the 2009 annual meeting or until their respective successors are elected and qualified. Our Board of Directors has nominated the individuals listed below to serve on our Board. All of the nominees currently are members of our Board of Directors. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, our Board of Directors may provide for a lesser number of directors or designate a substitute. If our Board of Directors designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute. Proxies may not be voted for more than six nominees.

The Board unanimously recommends that you vote FOR each of the following nominees for election as director:

Edward J. Bramson, 57, Chairman, was elected to our Board in December 2007, and he became our Chief Executive Officer on March 26, 2008. In addition to his duties as our Chairman and Chief Executive Officer, Mr. Bramson serves as the managing member of Sherborne Investors GP, LLC (“Sherborne Investors GP”) and Sherborne Investors Management GP, LLC (“Sherborne Management GP”) and, as such, manages the investment activities of certain funds controlled by Sherborne Investors GP and Sherborne Management GP. Mr. Bramson has held these positions since May of 2006. Since December 2006, Mr. Bramson has served as Executive Chairman of Spirent Communications plc (“Spirent”), a global communications technology company listed on the London Stock Exchange (the “LSE”). Investment vehicles managed by affiliates of Mr. Bramson own approximately 17% of the outstanding ordinary shares of Spirent. Previously, Mr. Bramson served as

Chairman and a director of (i) Ampex Corporation, a manufacturer of specialized data recording devices and a licensor of proprietary digital video technologies listed on the NASDAQ Stock Market, from 1992 until February 2007, (ii) Elementis plc, a global specialty chemicals company listed on the LSE, from June 2005 to September 2006 and (iii) 4imprint Group PLC, a U.K. promotional products company listed on the LSE, from October 2003 to July 2004. Ampex Corporation filed for bankruptcy reorganization under Chapter 11 of the United States Bankruptcy Code on March 31, 2008. Investment vehicles managed by affiliates of Mr. Bramson effected operational turnarounds with respect to, and invested in, Elementis and 4imprint.

Ronald P. Badie, 65, joined our Board of Directors in August 2005. Mr. Badie spent over 35 years with Deutsche Bank and its predecessor, Bankers Trust Company, retiring in 2002 as Vice Chairman of Deutsche Bank Alex Brown (now Deutsche Bank Securities), the firm’s investment banking subsidiary. Over the years, Mr. Badie held a variety of senior level positions with the firm and its predecessor, Bankers Trust Company, in both New York and Los Angeles. Mr. Badie currently serves as a director and audit committee member of Obagi Medical Products, Inc., Amphenol Corporation, and Merisel Inc. In addition, Mr. Badie serves on the compensation committee and is the chairman of the compensation committee for Obagi Medical Products. Mr. Badie is a graduate of Bucknell University and received an MBA from New York University’s Stern School of Business.

Gerard L. Eastman, 50, was elected to the Board of Directors in December 2007. Mr. Eastman is a managing director of Sherborne Investors GP and Sherborne Management GP, positions he has held with Sherborne or its affiliates since March 2006. Since December 2006, Mr. Eastman has also served as a non-executive director of Spirent. From 1997 to February 2006, Mr. Eastman served as a managing director and in other senior executive positions at Citigroup Global Markets Inc., focusing on corporate finance and mergers and acquisitions. Previously, Mr. Eastman held senior positions in investment banking at S.G. Warburg & Co. Inc. and its successor firm from 1993 to 1997. Mr. Eastman received a B.S. in electrical engineering from the Massachusetts Institute of Technology and a M.B.A. from Harvard University.

Richard A. Horn, 60, was elected to our Board in December 2007. Mr. Horn has been a private investor since February 2002. Mr. Horn was General Manager of the PetsHotel Division of PETsMART, Inc. from April 2001 through February 2002. From January 1999 through March 2001, he was Senior Vice President and General Merchandise Manager of PETsMART.com, Inc. and from July 1994 through December 1998, he was Vice President and General Merchandise Manager of PETsMART, Inc. From 1992 to 1994, Mr. Horn was the chief financial officer of Weisheimer Companies, Inc., and, from 1980 to 1992, Mr. Horn was a partner at Coopers & Lybrand. Mr. Horn currently serves on the Board of Directors of Lucky Litter L.L.C., a privately financed manufacturer and marketer of pet products as well as the Treasurer of the Board of Trustees of The Saint Joseph’s Hospital Foundation.

Marvin G. Siegert, 59, joined our Board of Directors in August 2005. Mr. Siegert is currently a private investor. Mr. Siegert was President and Chief Operating Officer of The Pyle Group LLC, a private equity investment group, from 1996 through July 2007. Prior to The Pyle Group, Mr. Siegert spent 26 years with Rayovac Corporation, a manufacturer of batteries and lighting products, where he held various positions, with his most recent position as Senior Vice President and Chief Financial Officer. Mr. Siegert graduated from the University of Wisconsin, Whitewater and has a master’s degree in management from the University of Wisconsin, Madison.

Michael A. Stein, 58, was elected to our Board in December 2007. From January 2001 until its acquisition by Eli Lilly in January 2007, Mr. Stein served as Chief Financial Officer of ICOS Corporation, a biotechnology company based in Bothell, Washington. From October 1998 to September 2000, Mr. Stein was Chief Financial Officer of Nordstrom, Inc. From 1989 to September 1998, Mr. Stein served in various capacities with Marriott International, Inc., including Chief Financial Officer from 1993 to 1998. Mr. Stein serves on the Boards of Directors of Getty Images, Inc. and Apartment Investment and Management Company, which are both publicly held companies, and the Board of Directors of Providence Health & Services, a not-for-profit health system operating 26 hospitals and more than 35 other health care facilities across Alaska, Washington, Montana, Oregon and California. He is a Certified Public Accountant and received his B.S. in business administration from the University of Maryland at College Park, MD.

No family relationship exists among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of the Company.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors oversees the overall performance of the Company on your behalf. Members of the Board stay informed of the Company’s business through discussion with the Chief Executive Officer and other members of the executive team and the Company, by reviewing materials provided them, and by participating in regularly scheduled Board and committee meetings.

Corporate Governance

The Nautilus Board of Directors is elected by the shareholders to govern the business and affairs of the Company. The Board selects the senior management team, which is charged with conducting the Company’s business. Having selected the senior management team, the Board acts as an advisor to senior management and monitors its performance. The Board reviews the Company’s strategies, financial objectives and operating plans. It also plans for management succession of the Chief Executive Officer, as well as other senior management positions, and oversees the Company’s compliance efforts.

The Board of Directors has determined that each of Ronald P. Badie, Richard A. Horn, Marvin G. Siegert, and Michael A. Stein qualify as an “independent director” for purposes of the Company’s Corporate Governance Guidelines and Section 303A.02 of the Listed Company Manual of the New York Stock Exchange, and that each such person is free of any relationship that would interfere with the individual exercise of independent judgment. The Board of Directors has further determined that each member of the three committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by the Listed Company Manual and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) related to audit committee member independence.

Ronald P. Badie has served as the Lead Independent Director pursuant to the Company’s Corporate Governance Policies since August, 2007. Prior to that, Robert S. Falcone held this position. The Lead Independent Director presides at the executive sessions of the Board of Directors and reviews and consults with the Chairman and Chief Executive Officer concerning the agenda for each regular meeting of the Board. The Lead Independent Director may also periodically help schedule or conduct separate meetings of the independent directors and perform such other duties as may be determined by the Board of Directors.

The Board met 23 times last year. In 2007, all of the directors attended 75% or more of the total number of meetings of the Board and the committee(s) on which he or she served. In addition, members of the Company’s Board of Directors typically attend the annual meeting of shareholders if the Company has scheduled a Board meeting coincident with the annual meeting of shareholders. All of the directors who were in office at the time of the meeting attended the Company’s 2007 annual meeting of shareholders. There is no formal policy regarding director attendance at the annual meeting of shareholders.

Transactions with Related Persons

The Company’s Board of Directors recognizes that related person transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a related person transaction policy, which shall be followed in connection with all related person transactions. Specifically, this policy addresses our procedures for the review, approval and ratification of all related person transactions.

The Board of Directors has determined that the Audit Committee of the Board is best suited to review and approve related person transactions. Accordingly, any related person transactions recommended by management shall be presented to the Audit Committee for approval at a regularly scheduled meeting of the Audit Committee. Any “transaction” with a “related person” (as such terms are defined in Item 404 of Regulation S-K) shall be consummated or shall continue only if the Audit Committee approves the transaction, the disinterested members of the Board of Directors approve the transaction, or the transaction involves compensation approved by the Company’s Compensation Committee.

Committees of the Board

The Nautilus Board of Directors currently has three committees: an Audit Committee, a Compensation, and a Nominating and Corporate Governance Committee. The full text of each committee charter and our Corporate Governance Guidelines are available on the Company’s website located at www.nautilusinc.com or in print to all interested parties who request it. Requests should be sent to the Corporate Secretary at the address provided on page 1.

The Audit Committee

Under the terms of its charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and other financial information furnished by the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s systems of internal accounting and financial controls, (iv) the registered independent public accounting firm’s qualifications and independence, and (v) the performance of the Company’s internal audit function as well as its registered independent public accounting firm.

In fulfilling its duties, the Audit Committee, among other things, shall:

•	have the sole authority and responsibility to select, evaluate and, where appropriate, replace the registered independent public accounting firm;

•

review and discuss with management and the registered independent public accounting firm, prior to release to the general public and legal and regulatory agencies, the annual audited financial statements and quarterly financial statements, including disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and matters required to be reviewed under applicable legal, regulatory or New York Stock Exchange requirements;

•	review and discuss the Company’s major financial risk exposures and steps taken by management to monitor and mitigate such exposures;

•

review with management and the internal audit function the internal audit charter and plan, and the purpose, authority, activities, staffing and organizational structure of the internal audit function;

•

review and discuss with management and the registered independent public accounting firm, the effectiveness of the Company’s internal control over financial reporting and the internal audit function; and

•

establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, auditing matters or violations of the Company’s code of conduct.

Marvin G. Siegert (Chairman), Ronald P. Badie, Robert S. Falcone, Evelyn V. Follit, Richard A. Horn, Paul F. Little and Michael A. Stein served on the Audit Committee during 2007. Mr. Little retired from the Board of Directors at the end of his term in May 2007. Mr. Siegert replaced Mr. Falcone as Chairman of the committee in May 2007. Mr. Falcone stepped down from the Audit Committee after being named Interim Chief Executive Officer and President in August 2007. Ms. Follit was appointed to the Audit Committee in September of 2007 concurrent with her appointment as a member of the Board of Directors. Ms. Follit left the Board of Directors in December 2007 after she was not re-elected to the Board of Directors at the special meeting of shareholders held on December 18, 2007. Mr. Badie stepped down from the Audit Committee in December 2007 when he was appointed Lead Independent Director and a member of the Compensation Committee. Mr. Horn and Mr. Stein were appointed to the Committee on December 31, 2007. The Board of Directors has determined that Mr. Siegert is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. Each member of the Audit Committee is financially literate, knowledgeable and able to review and understand financial statements. In 2007, the Audit Committee met six times.

The Compensation Committee

Under the terms of its charter, the Compensation Committee has overall responsibility for evaluating and approving the officer compensation plans, policies and programs of the Company. The Compensation Committee also acts as the administrator of the Company’s 2005 Long Term Incentive Plan.

In fulfilling its duties, the Compensation Committee, among other things shall:

•

review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer, (ii) evaluate the chief executive officer’s performance in light of these established goals and objectives, and (iii) based upon these evaluations, set the chief executive officer’s annual compensation, including salary, bonus, incentive and equity compensation;

•

review and approve on an annual basis the evaluation process and compensation structure for the Company’s senior executive officers, (ii) evaluate the performance of the Company’s senior executive officers, and (iii) approve the annual compensation, including salary, bonus, incentive and equity compensation, for such senior executive officers;

•	review the Company’s stock option and other stock-based plans and recommend changes in such plans to the Board as needed; and

•	prepare and publish an annual executive compensation report in the Company’s proxy statement.

Compensation Committee Interlocks and Insider Participation

Michael A. Stein (Chairman), Ronald P. Badie, Peter A. Allen, Richard A. Horn, Frederick T. Hull, Donald W. Keeble and Diane L. Neal served on the Compensation Committee of the Board of Directors during 2007. Mr. Hull retired from the Board of Directors upon the expiration of his term in May 2007. Mr. Keeble replaced Mr. Allen as Chairman of the committee in May 2007. Mr. Allen, Mr. Keeble and Ms. Neal left the Board of Directors in December 2007 after they were not re-elected to the Board of Directors at the special meeting of shareholders held on December 18. Messrs Stein and Horn were appointed to the committee on December 31, 2007 and Mr. Stein was named the committee’s Chairman. All members of the Compensation Committee are independent directors. Although Messrs. Hammann and Falcone, our former Chief Executive Officers and members of the Board of Directors, participated in compensation discussions during 2007, neither participated in any deliberations or decisions regarding their own compensation. In 2007, the Compensation Committee met six times.

The Nominating and Corporate Governance Committee

Under the terms of its charter, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations concerning the membership and function of the Board, and the review and development of corporate governance guidelines.

In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, shall:

•	identify individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval at the annual meeting;

•	review the Board’s committee structure and recommend to the Board for its approval directors to serve as members of each committee;

•	develop and recommend to the Board for its approval a set of corporate governance guidelines;

•	develop and recommend to the Board for its approval an annual self-evaluation process of the Board and its committees; and

•	review on an annual basis director compensation and benefits.

The Nominating and Corporate Governance Committee will consider recommendations for directorships submitted by shareholders. Shareholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Nominating and Corporate Governance Committee, Attention: Chairman, Nautilus, Inc., 16400 SE Nautilus Drive, Vancouver, WA 98683. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominations made by the Nominating and Corporate Governance Committee.

Nominees may be suggested by directors, members of management, shareholders or, in some cases, by a third party firm. In identifying and considering candidates for nomination to the Board of Directors, the Nominating and Corporate Governance Committee considers a candidate’s quality of experience, the needs of the Company and the range of talent and experience represented on the Board. In evaluating particular candidates, the Committee will review the nominee’s personal and professional integrity, judgment, experience, and ability to serve the long-term interest of the shareholders. The Committee will also take into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities.

Richard A. Horn (Chairman), Peter A. Allen, Ronald P. Badie, Frederick T. Hull, Donald W. Keeble, Diane L. Neal and Michael A. Stein served on the Nominating and Corporate Governance Committee during 2007. Mr. Hull retired from the Board of Directors upon the expiration of his term in May 2007. Mr. Allen, Mr. Keeble and Ms. Neal left the Board of Directors in December 2007 after they were not re-elected to the Board of Directors at the special meeting of shareholders held December 18, 2007. Messrs. Horn and Stein were then appointed to the committee on December 31, 2007 and Mr. Horn replaced Mr. Keeble as the committee’s Chairman. All members of the Nominating and Corporate Governance Committee are non-employee, outside directors. In 2007, The Nominating and Corporate Governance Committee met four times.

Communications with Directors

All interested parties may send correspondence to our Board of Directors or to any individual director at the following address: Nautilus, Inc., 16400 SE Nautilus Drive, Vancouver, Washington 98683.

Your communications should indicate that you are a shareholder of Nautilus. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

Code of Business Conduct and Ethics

We have adopted the Nautilus, Inc. Code of Business Conduct and Ethics (the “Code of Ethics”), which is a code of conduct and ethics that applies to all of our directors, officers and employees. You can view the Code of Ethics on our website at www.nautilus.com. A copy of the Code of Ethics will be provided in print without charge to all interested parties who submit a request in writing to Corporate Communications, Nautilus, Inc., 16400 SE Nautilus Drive, Vancouver, Washington 98683.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who own more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock. Based solely on a review of copies of such forms furnished to us and written representations from executive officers, directors and 10% shareholders, we believe that all Section 16(a) filing requirements during 2007 were met.

STOCK OWNERSHIP

Beneficial Owners of Nautilus Stock

The following table summarizes certain information regarding the beneficial ownership of our outstanding common stock as of March 22, 2008 by: (1) each director and director nominee; (2) each executive officer whose name appears in the summary compensation table; (3) all persons that we know are beneficial owners of more than 5% of our common stock; and (4) all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the common stock listed.

	Total Shares Beneficially Owned		Shares Covered by Options(2)	Percentage Beneficially Owned(1)
Name and Address of Beneficial Owners
Sherborne Investors LP 135 East 57th Street New York, NY 10022	8,438,426	(3)		26.74%
SCSF Equities, LLC 5200 Town Center Circle, Suite 470 Boca Raton, Florida 33486	3,122,853	(4)		9.90%
Putnam LLC. d/b/a Putnam Investments One Post Office Square Boston, MA 02109	1,624,130	(5)		5.15%

Current Non-Employee Directors
Ronald P. Badie, Director	20,000		12,500	*
Gerard L. Eastman, Director	0		0	*
Richard A. Horn, Director	0		0	*
Marvin G. Siegert, Director	15,500		12,500	*
Michael A. Stein, Director	0		0	*

Current Employee Director
Edward J. Bramson, Chairman, CEO and Director	8,438,426	(6)	0	26.74%
Current Named Executive Officers
Juergen Eckmann, President, Apparel Division	20,750		18,250	*
Stephen Eichen, Chief Information Officer	59,064		58,750	*
William D. Meadowcroft, CFO, Secretary and Treasurer	67,050		55,000	*

Former Named Executive Officers
Robert S. Falcone, Former Director, CEO and President	452,500		427,500	1.35%
Greggory Hammann, Former Director, CEO and President	607,100	(7)	576,100	1.92%
Darryl K. Thomas, Former President, International Equipment Business	39,000		39,000	*
Current Directors and Executive Officers as a Group (12 persons)	8,850,355		247,750	28.05%

*	Less than 1%.

(1)	All percentages have been calculated based on 31,557,136 shares of our common stock issued and outstanding at March 22, 2008. Shares which the person or group has the right to acquire within 60 days after March 22, 2008 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.
(2)	Includes currently exercisable options and options exercisable within 60 days after March 22, 2008.
(3)	Information based on Scheduled 13D/A jointly filed on March 3, 2008 by Sherborne Investors LP, Sherborne Investors GP, Sherborne Investors Management LP, Sherborne Management GP, Sherborne Strategic Fund A, LLC, Sherborne Strategic Fund B, LLC, Nottingham Investors LLC and Edward J. Bramson. All such entities disclosed shared voting power as to 8,438,426 shares and shared dispositive power as to 8,438,426 shares, other than Sherborne Strategic Fund A, LLC, which disclosed sole voting and dispositive power with respect to 721,232.270 shares and no shared voting or dispositive power, over any shares, Sherborne Strategic Fund B, LLC, which disclosed sole voting and dispositive power with respect to 1,081,848.405 shares and no shared voting or dispositive power over any shares, and Nottingham Investors LLC, which disclosed sole voting and dispositive power with respect to 6,635,345.320 shares and no shared voting or dispositive power over any shares.
(4)	Information based on a Schedule 13D filed by SCSF Equities, LLC on June 28, 2007. SCSF Equities, LLC disclosed shared power to vote or to direct vote as to 3,122,853 shares and shared power dispose or to direct the disposition as to 3,122,853 shares.
(5)	Information based on a Schedule 13G jointly filed by Putnam, LLC d/b/a/ Putnam Investments, Putnam Investment Management, LLC and The Putnam Advisory Company, LLC on January 17, 2008. Putnam, LLC d/b/a/ Putnam Investments disclosed shared power to vote or to direct vote as to 527,910 shares and shared power to dispose or to direct the disposition as to 1,624,130 shares. Putnam Investment Management, LLC disclosed shared power to vote or to direct vote as to 73,500 shares and shared power to dispose or to direct the disposition as to 761,697 shares. The Putnam Advisory Company, LLC disclosed shared power to vote or to direct vote as to 454,410 shares and shared power to dispose or to direct the disposition as to 862,433 shares.
(6)	Mr. Bramson, as the managing member of each of Sherborne Investors GP and Sherborne Management GP, is the indirect beneficial owner of and has the sole indirect power to vote or dispose of 8,438,426 Shares owned by Sherborne Investors LP, Sherborne Investors GP, Sherborne Investors Management LP, Sherborne Management GP, Sherborne Strategic Fund A, LLC and Sherborne Strategic Fund B, LLC. Mr. Bramson disclaims beneficial ownership of such shares.
(7)	Information based on Form 4/A filed by Greggory C. Hammann on March 2, 2007.

EXECUTIVE OFFICERS

The following table identifies our current executive officers, the positions they hold and the year in which they began serving as officers of the Company. The Board of Directors elects all officers, who hold office until their respective successors are elected and qualified.

Name	Age	Current Position(s) with Nautilus	Officer Since
Edward J. Bramson	57	President, Chief Executive Officer and Chairman of the Board	2007
Timothy J. Joyce	52	Senior Vice President, Global Sales	2007
William D. Meadowcroft	45	Chief Financial Officer, Secretary and Treasurer	2004
Wayne M. Bolio	50	Chief Administrative Officer and Senior Vice President, Law	2004
Juergen Eckmann	44	President, Nautilus Apparel Division	2005
Stephen L. Eichen	53	Chief Information Officer	2004
Kenneth Fish	53	Senior Vice President, General Manager Strength	2007
Deborah Marsh	49	Senior Vice President, Human Resources	2007
Mark Meussner	52	Senior Vice President, Manufacturing, Quality & Engineering	2007
Patrick A. Warner	38	Senior Vice President, Research, Design & Development	2008

For information on Edward J. Bramson’s business background, see “Nominees” under “Election of Directors” above.

Timothy J. Joyce was appointed to the newly formed position of Senior Vice President of Global Sales in September 2007. Mr. Joyce most recently was President and Chief Operating Officer of HO Sports, a water sports company based in Redmond, Washington. Mr. Joyce was with Nike, Inc. for 19 years from 1980 to 1999, where he progressed to serve as director of European sales, and as vice president of global sales. He was president of Internet sporting goods retailer fogdog.com from 1999 to 2000, and served as executive vice president of retail and wholesale sales for Adidas America from 2001 to 2004. Mr. Joyce completed has a B.A. in Business Administration from Ohio University.

William D. Meadowcroft joined Nautilus in 2000 as the Corporate Controller. Mr. Meadowcroft was appointed as Principal Accounting Officer in July 2004 and Chief Financial Officer, Secretary and Treasurer in March 2005. Mr. Meadowcroft has over 20 years of accounting and finance experience, including eight years with Deloitte & Touche LLP in Portland, Oregon and Ernst & Young LLP in Providence, Rhode Island. From 1997 to 2000, he worked as Controller for the American Automobile Association of Oregon/Idaho, which represents and protects motorists’ interests. Mr. Meadowcroft has been a Certified Public Accountant in Oregon, has a B.S. in Accounting from Pennsylvania State University, and has a M. Div. degree from Western Seminary in Portland, Oregon.

Wayne M. Bolio was promoted to Chief Administrative Officer and Senior Vice President, Law in January of 2006. Mr. Bolio joined Nautilus in June 2003 as Vice President, Human Resources. He was appointed Senior Vice President, Human Resources in March 2004 and Senior Vice President, Law and General Counsel in May 2004. From 1997 to 2002 he served as the chief human resources officer for Consolidated Freightways, a major transportation company, and most recently held the position of Vice President of Human Resources and Assistant General Counsel. Prior to that, he was employed by Southern Pacific Transportation Company as Assistant General Counsel with responsibility for labor relations, human resources, and employment law matters. Mr. Bolio received a B.A. from the University of California at Berkeley and a J.D. from UCLA.

Juergen Eckmann joined Nautilus, Inc. as chief of staff of the Nautilus Apparel Division in July 2005. He was promoted to president in January 2006. Mr. Eckmann has more than ten years of apparel industry experience developing apparel brands through marketing services, customer service and sales operations. Prior to joining Nautilus, Mr. Eckmann served as vice president and chief of staff of PEARL iZUMi USA. He also served in executive capacities as co-founder and general manager for Shore Sportswork, a German company that provides sales, operations, and marketing support to foreign clients seeking to grow their active outdoor brands in Europe. While there, Mr. Eckmann developed a European business strategy for Schwinn/GT Corp. He also held worldwide marketing and business responsibilities for the bike organization Scott Sports Group.

Stephen L. Eichen was promoted to Chief Information Officer in March 2004 after serving as the vice president of information technology for the company’s direct business. Before joining Nautilus in 2002, he was Senior Manager for Deloitte & Touche, where he provided information systems and project management consulting services. He also held senior information management positions for The Boeing Company, and served as Senior Associate for the Institute of Management Resources where he consulted numerous Fortune 500 manufacturing clients. He has been certified C.P.I.M. by the American Production and Inventory Control Society and is a member of the Project Management Institute. Mr. Eichen received his B.S. in Biology and his M.S. in Management and Policy Sciences from the State University of New York at Stony Brook.

Kenneth Fish was promoted to the newly formed position of Senior Vice President/General Manager Strength Business in December 2007 after joining Nautilus in 2005 and serving as Vice President, Financial Analysis, Vice President and Corporate Controller and most recently Vice President, Global Finance. He brings more than 25 years of senior level finance and operations experience, including Vice President, Finance for wind generation company Vestas Wind Systems from 2003 to 2005, and Asia-Pacific Finance Director for NACCO Materials Handling Group from 1977 to 2002. Mr. Fish has a business administration degree from Oregon State University, and was certified as a management accountant.

Deborah Marsh joined Nautilus in March 2007 as Senior Vice President, Human Resources, where she is responsible for personnel management, human resources systems, compensation and benefits. Ms. Marsh has 20 years of human resources experience from high tech, forest products, manufacturing and the public sector. Previously, she was the senior Human Resources Executive for TriQuint Semiconductor from 2002 to 2007, and senior consultant for Arthur Andersen Human Capital Services and KPMG Compensation and Benefits practice from 1998 to 2002. She serves as faculty for WorldatWork and was on the University of Washington faculty for three years. Ms. Marsh is a Certified Employee Benefits Specialist, Certified Compensation Professional and Certified Benefits Professional. She has a masters degree in Community/Clinical Psychology from Pepperdine University, and a bachelor of arts from California State University Los Angeles.

Mark Meussner joined Nautilus in October 2005 as the Plant Manager of the Tulsa manufacturing facility, and was promoted to his current position in 2007 where he now oversees all manufacturing and operations for Nautilus, Inc. He brings 30 years of experience from Ford Motor Company and its component company Visteon, where he served in engineering and manufacturing leadership roles from 1985 to 2005. His experience there included serving as plant manager for Visteon’s Chassis plant in Indianapolis (2 million sq. ft., 2,500 employees) and the Tulsa glass facility (1.5 million sq. ft., 900 employees), along with managing and sourcing for two plants in Mexico and for a joint venture company in Shanghai, China. He has guided implementation and achievement of OSHA SHARP and ISO-9000 certifications and pursuit of the ISO-14000 environmental standard, which have become the foundation for safety, quality and environmental systems at Nautilus, Inc. Mark received his Bachelors Degree in Systems Engineering and Organizational Sciences, as well as Organizational and Behavioral Sciences, from the University of Michigan in 1987.

Patrick A. Warner was appointed Vice President of Research, Design and Development in January of 2008. In 2007 he served as the Senior Vice President of Innovation focusing on new technology development and intellectual property. Previously he was the Senior Vice President, Product Development of Nautilus from June 2004 to December 2006. Mr. Warner joined Nautilus in January 2001 serving as the Chief Operating Officer of Nautilus Health and Fitness Group, Inc., our Commercial/Retail segment operations. From 1994 to 2000, he held various management positions in general operations and product development for Schwinn/GT Corporation, a global leader in bicycles and fitness equipment. Mr. Warner received a B.S. in Mechanical Engineering from Purdue University in 1992.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the Committee) manages the Company’s compensation programs on behalf of the Board of Directors. The Committee reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this Proxy Statement. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement in connection with the Company’s 2008 Annual Meeting of Shareholders, which will be filed with the Securities and Exchange Commission.

Dated March 26, 2008

Respectfully Submitted,

Michael A. Stein, Chairman

Ronald P. Badie

Richard A. Horn

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION and ANALYSIS

The following Compensation Discussion and Analysis provides an overview and analysis of the material elements of compensation for the Nautilus, Inc. executive officers identified in the Summary Compensation Table (“Named Executive Officers”). The Compensation Committee of the Board of Directors makes all decisions regarding the total direct compensation of the Company’s executive officers. Direct compensation includes base salary, incentive compensation, stock options and performance units.

The day-to-day design and administration of indirect compensation such as employee welfare benefits, including medical and life insurance as well as a 401(K) plan, is managed by the Company’s Human Resource department and are generally applicable to all U.S. based employees.

Compensation Philosophy and Objectives

The Company’s overall goal in compensating executive officers is to attract, retain and motivate key executives of superior ability who are critical to our future success. The overall compensation program is designed to reward executives for meeting financial goals and increasing shareholder value. The total executive compensation awarded under each component is based on the Board’s estimation of each executive officer’s contribution to long-term growth and profitability for the Company, relying on input from management and direct interaction relating to business performance.

The Company’s executive compensation program is designed to encourage, compensate and reward employees on the basis of individual and corporate performance, both in the short and long term. Each executive compensation package is comprised of a base salary and an annual incentive bonus tied to corporate and individual performance and is supplemented by long-term equity incentives in the form of stock options, restricted stock, and performance units. The Company believes this compensation structure increases the mutuality of interest between our executive officers and shareholders. The Company’s compensation decisions with respect to executive officer salaries, incentive compensation, stock options, restricted stock, and performance units are influenced by (a) the executive’s individual performance and level of responsibility and function within the Company, (b) the overall performance and profitability of the Company and (c) our assessment of the competitive marketplace, including other peer companies. Our philosophy is to focus on total direct compensation opportunities through a mix of base salary, incentive compensation and long-term incentives including stock options and performance units. We do not target any particular weight for base salary, incentive compensation or long-term incentives as a percent of total direct compensation.

All of the Company’s compensation and benefits for its Named Executive Officers described below have as a primary purpose the Company’s need to attract, retain and motivate the highly talented individuals who engage in behavior necessary to enable the Company to succeed in its mission while upholding our values in a highly competitive marketplace.

•	Base salary and benefits are designed to attract and retain employees over time and provide fixed compensation based on competitive market factors.

•	Annual incentive compensation is designed to focus Named Executive Officers on Company and individual objectives set at the beginning of each year that are critical to the Company’s success.

•

Long-term incentives including stock options and performance units are intended to focus executive behavior on making decisions that ensure the long-term success of the Company, as reflected in increases in the Company’s stock price over a period of several years and growth in its earnings per share.

General Compensation Levels

The Chief Executive Officer and the entire Compensation Committee of the Company were changed in the second half of 2007. As a result of this change there have been modifications to the compensation practices of the Company between 2007 and 2008 which are described herein.

Each year, the Company reviews the base salaries and annual and long-term incentive opportunities offered to our executives, including the Named Executive Officers, to ensure that they are competitive with market practices, support our executive recruitment and retention objectives, and are internally equitable among executives. (While we do not set specific total compensation targets, our process essentially results in a de facto target—that is, a total amount of compensation that we will pay an executive if all corporate and individual performance objectives are fully met.) Each of our key program components is generally set with market median as a guideline, except that long-term incentives are generally based upon a combination of affordability, market practices and retention objectives. The Compensation Committee approves the salaries and option grants made to the named executive officers. The full Board of Directors approves the annual incentive compensation plan earnings target after receiving the recommendation of the Compensation Committee.

As part of this process, for 2007, the Committee considered market data and input provided by its compensation consultant, Hay Group, and our management. This data was used to match our specific executive positions to those with similar functional descriptions at companies with similar business characteristics.

In most cases, each Named Executive Officer was matched to comparable positions within the compensation surveys to ascertain the appropriate placement relative to market. Where it was not possible to match a Named Executive Officer’s role, he or she was compared with several other senior executive positions based on functional responsibilities, revenue size of the business unit, and individual experience. We also take into consideration market trends to determine how base salary and annual cash incentives are changing from year to year and how each component relates as a percentage of total compensation. We generally start by setting base salary at the relevant market median and build on that, factoring in performance and the experience and skills of the Named Executive Officer. However, we use the market data as context only, and any cash compensation decisions also factor individual experience, performance and internal equitability. Accordingly, base salary will—and does—vary among the Named Executive Officers. Annual cash incentive award target levels are set as a percentage of base salary. Through this process, we believe that the cash compensation package for our Named Executive Officers has been balanced for both internal and external fairness.

For each of the elements of compensation identified below, the Company’s Chief Executive Officer reviews the components for each Named Executive Officer, except himself, and makes a recommendation to the Compensation Committee as to the level of each component. This recommendation is prepared based on each executive’s performance against established objectives and overall contribution to the success of the Company. In 2007, the recommendations were reviewed by the Compensation Committee along with a market analysis completed by the Hay Group. After discussion and review, the Compensation Committee may propose changes in Named Executive Officer compensation to the Company’s Board of Directors. Recommended changes are impacted by individual performance as well as company performance against the established plan and analysis of market compensation data.

In 2007 the Company’s results of operations were significantly below our expectations and we experienced our first operating loss since our initial public offering in 1998. As a result, the Compensation Committee of the Board of Directors determined not to increase 2008 base compensation for the Named Executive Officers from 2007.

The Elements of Nautilus’ compensation program

As described above, we used several compensation elements in our executive compensation program in 2007, including:

•	Cash Compensation composed of:

•	Base salary

•	Annual Incentive Compensation

•	Long-term equity incentives composed of:

•	Stock Options

•	Performance Units

•	Restricted Stock

•	Other Benefits and Indirect Compensation

Cash Compensation

In 2007, we provided cash compensation to our Named Executive Officers through base salary and annual incentive opportunities. This is consistent with both general market practice and the practices of our peer group of leading, comparably sized public consumer product companies, which typically provide base salary and annual incentives in the form of cash.

Base Salary—We set base salary to be competitive with the general market and our peer group. In addition to base salary, we rely on other forms of compensation (both cash and equity) to motivate and reward the Named Executive Officers.

Base salaries are based on job responsibilities and individual contribution, as well as the executive’s experience, taking into consideration competitive pay levels relative to other companies in our peer group. The base salary component of compensation is designed to retain employees in a competitive market situation.

Generally, the median of the relevant market data as described above is used as a guideline for determining base salary. Annually, the base salary of each of our Named Executive Officers is reviewed and approved by our Compensation Committee. Adjustments to base salary levels on a year-over-year basis depend largely on the Committee’s assessment of market data and Company, business unit, and individual performance. The Named Executive Officers’ experience, expertise, and internal positioning are also factored into the annual review, and the CEO provides recommendations as to pay actions with respect to the Named Executive Officers other than himself. Base salaries are typically reviewed and adjusted, as described above, for the Company’s Named Executive Officers during the first Compensation Committee meeting of the calendar year.

The base salaries paid to the Named Executive Officers during 2007 are reported in the Summary Compensation Table on page 22.

Annual Incentive Compensation—We believe it is important to provide annual cash incentives to motivate our executive officers to attain specific performance objectives that, in turn, further our long-term objectives. The Company’s annual bonus plans seek to ensure that a significant portion of each executive officer’s cash compensation is “at risk” and payable only when our shareholders have also benefited from his or her efforts.

Each year, the Chief Executive Officer recommends to the Compensation Committee targets for overall corporate performance for the fiscal year. The Compensation Committee in turn reviews these targets and applies any adjustments as deemed prudent. For 2007, the targets were based on actual earnings per share (“EPS”) and other significant factors, such as cash management, strategic business development, operating efficiency, revenue generation, and other specific objectives. At the end of each year, the Compensation Committee evaluates corporate performance in light of these goals. If the Company meets or surpasses the pre-established performance goals, the Compensation Committee generally will award a bonus to each executive officer equal to between 40% and 100% of his or her base salary, as stipulated during the goal-setting period. The percentage of annual base salary that is paid as incentive compensation is based on both Company performance and executive officer performance. The Company performance component increases or decreases in the event the Company achieves greater than, or less than, 100% of the earnings target as approved by the Board of Directors. The individual performance component is based on achieving individual performance goals approved at the beginning of the fiscal year. In 2007, achieving three, four or five out of five individual goals leads to incentive compensation payouts of 50%, 75% and 100%, respectively. No incentive compensation is paid to the individuals achieving less than three goals.

For 2008, the Company will determine executive incentive compensation based on the following process:

1.	Incentive compensation may be paid if the Company achieves planned operating income as approved by the Board of Directors except that either a partial or increased bonus may be paid based operating income as described in numbers 3 and 4 below.

2.	Each executive officer will be eligible for baseline award targets of incentive compensation equal to between 40% and 100% of his or her base salary as described below.

3.	If the Company achieves 80% of planned operating income, then incentive compensation of 50% of the baseline award target may be paid. The payout is linear from 80% of planned operating income to 100% of planned operating income. For example, if the Company achieves 85% of operating income, then 62.5% of the baseline award target may be paid, and if the Company achieves 90% of planned operating income, then 75% of baseline award target may be paid.

4.	If the Company achieves 200% or more of planned operating income, then incentive compensation of 150% of baseline award targets may be paid. The payout is linear from 100% of planned operating income to 200% of planned operating income. For example, if the Company achieves 125% of operating income, then 112.5% of the baseline award target may be paid, and if the Company achieves 175% of planned operating income, then 137.5% of baseline award target may be paid.

5.	The baseline award target, adjusted for operating income as described in numbers 3 and 4 above (the “Adjusted Baseline Award Target”), is subject to an additional adjustment based on individual performance of each executive officer based on the individual’s accomplishment of pre-approved goals. The Chief Executive Officer will recommend individual incentive compensation payouts of between 80% and 120% of the Adjusted Baseline Award Targets for the other executive officers, and the Compensation Committee of the Board of Directors will determine the Chief Executive Officer’s payout.

6.	For all executive officers, the Compensation Committee retains absolute discretion in awarding annual bonuses and may award greater or lesser annual bonuses to one or more executive officers, whether or not the Company achieves its performance goals.

The incentive compensation target for each of the Company’s executives was determined by the Compensation Committee in early 2007 based on competitive market factors. Incentive compensation rates for each Named Executive Officer are reviewed annually by the Compensation Committee. These rates are based on job responsibilities and the estimation of each executive officer’s contribution to long-term growth and profitability for the Company taking into consideration competitive pay levels relative to other leading, comparably sized public consumer product companies. The incentive compensation rates for 2007 were reviewed by the Hay Group for market competitiveness. For 2007, baseline award targets for our named executive officers as a percentage of base salary were as follows:

• Robert Falcone, Former CEO and President	*
• Greggory Hammann, Former CEO and President	100%
• Timothy Joyce, SVP Global Sales	50%
• Timothy Hawkins, Former President Fitness Equipment Business	50%
• William Meadowcroft, Chief Financial Officer	50%
• Darryl Thomas, Former President International Business	40%
• Juergen Eckmann, President Apparel Business	40%
• Stephen Eichen, Chief Information Officer	40%

*	Mr. Falcone was not eligible for incentive compensation in 2007. Mr. Falcone’s employment with the Company terminated on March 26, 2008.

There were no annual cash incentive awards earned by the Named Executive Officers for 2007.

Long-Term Equity Incentives

A substantial portion of our executives’ total compensation is delivered in the form of equity compensation awarded under our 2005 Long Term Incentive Plan (the “2005 Plan”). This portion has varied with each executive’s role and degree of responsibility in the Company. In 2007, we used stock options, performance units, and restricted stock to provide long-term incentives to our Named Executive Officers.

We consider affordability to the Company as a factor in determining the size and mix of each equity award we grant. The accounting expense recognized by the Company with respect to long-term incentive awards earned by the Named Executive Officers is reported in the Summary Compensation Table on page 22. Additional information on these awards, including the number of shares subject to each award, is reported in the Grants of Plan-Based Awards Table on page 24 and the Outstanding Equity Awards at Fiscal Year-End Table on page 25.

In 2007, the Named Executive Officers each received awards including stock options, performance units and restricted stock. While a stock option provides a direct link to financial performance as measured by growth in the market price of our common stock and emphasizes our overall performance in the market, the performance unit awards drive results since their payout is directly tied to the achievement of specific pre-established financial performance goals that have been crafted to help us reach our long-term strategic objectives. The restricted stock grants were intended to enhance retention of certain key employees in the Company.

Stock Options—The Compensation Committee views stock options as a key long-term element in its performance-based executive compensation program. Stock options provide for financial gain derived from the potential appreciation in stock price from the date the option is granted until the date the option is exercised. The exercise price of stock options is set at fair market value of the Company’s common stock on the date of the grant. The 2005 Plan, as approved by the Company’s shareholders, provides that fair market value is equal to the closing price of our common stock on the New York Stock Exchange on the date preceding the grant date. Historically, the Compensation Committee has awarded options at regularly scheduled meetings. The Company does not backdate options or grant options retroactively. In addition, the Company does not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Stock options become exercisable in equal installments over time periods designated by the Compensation Committee, generally ranging from one to five years for Named Executive Officers. The

Company’s long-term performance ultimately determines the value of stock options, because gains from stock option exercises are dependent on the long-term appreciation of the Company’s stock price.

The Compensation Committee grants stock options to executive officers based on the Board’s estimation of each executive officer’s contribution to our long-term growth and profitability. For 2007, the Company, with the assistance of an independent consultant, Hay Group, collected and analyzed competitive market data to assess the adequacy of compensation paid to the Named Executive Officers. The analysis compared the Company’s Named Executive Officers to positions in similar companies and included an evaluation of the value of stock options granted for comparable positions.

Performance Unit Awards—The Compensation Committee views performance units as an additional key long-term element in its performance-based executive compensation program. Performance units also enhance the Company’s ability to attract and retain highly qualified personnel and align the long-term interests of executives with those of the shareholders.

A performance unit entitles the Named Executive Officer to receive a share of the Company’s common stock for each performance unit, for any completed fiscal year in which certain EPS targets are met. The awards vest annually over three years with a rolling provision that allows for an unvested award from year 1 or year 2 to vest if a subsequent period’s targets are met. If none of the targets are met within the three year period, the performance unit award is cancelled.

For the awards made in 2007, the target level for our performance units was set at a projected long-term business growth objective over the next three years. In making determinations of the desired threshold, target, and maximum performance levels, management and the committee, at the time, also considered the general economic climate and the specific market conditions that we were expected to face in the upcoming years. We set the target performance levels for performance unit awards such that the levels were believed to be challenging but achievable, in that the target levels represent projected long-term meaningful growth of the Company. Actual results of operations in 2007 were significantly below our expectations and we experienced our first operating loss since our initial public offering in 1998. At this time we do not expect that we will achieve the target performance levels necessary for the performance units to become vested. Those target levels for the 2007 performance unit award were annual earnings per share of $1.00, $1.25 and $1.55 for 2007, 2008 and 2009, respectively. Additional information on all outstanding performance unit awards, including the number of shares subject to each award, is reported in the Outstanding Equity Awards at Fiscal Year-End Table on page 25.

Restricted Stock—The Compensation Committee granted restricted stock in August 2007 to certain key employees including the Named Executive Officers in order to facilitate retention of these officers during a period of uncertainty resulting from the termination of Mr. Hammann, the Company’s former CEO, in August 2007. The grant amounts were set by the Compensation Committee based in part on an analysis provided by the Hay Group. Awards varied by Executive and were based on a percentage of annual compensation. Restricted stock awards will vest in full two years from grant date, provided that the employee remains with the Company during such time.

Other Benefits and Indirect Compensation

Executive officers participate in various broad-based employee benefit plans on substantially the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. We offer a 401(k) plan which allows employees to invest in an array of funds on a pre-tax basis and which provides for employer matching contributions of up to three percent of eligible compensation, subject to IRS regulations.

The Named Executive Officers are eligible to participate in our Company-wide medical, dental, life, and disability insurance plans. Any participant, including a Named Executive Officer, may purchase higher levels of coverage for particular benefits. Some of the Named Executive Officers have taken advantage of this option.

The Company also reimburses the cost of income tax return preparation services for Named Executive Officers subject to certain dollar limits. Tax fees paid or reimbursed by the Company during 2007 ranged from $0 to $5,000 for each Named Executive Officer.

Additional information about these awards is reported in the Summary Compensation Table on page 22.

Severance Agreements

To ensure that we are offering a competitive executive compensation program, we believe it is important to provide reasonable severance benefits to our executive officers, including the Named Executive Officers.

We have a separate severance arrangement with each Named Executive Officer under their respective employment agreement that we entered into with them when they either began employment with the Company or through promotion into their current role. The agreement provides that, in the event we terminate their employment (other than for cause) or in some cases, if they were to voluntarily terminate employment for good reason, then, in lieu of any further salary, bonus, or other payments for periods subsequent to the Date of Termination, the Company shall pay to the employee severance ranging from six months to twenty-four months of the employee’s average monthly annual base salary. Severance payments are made according to the Company’s normal payroll process spread out equally over the severance period.

Under the employment agreement with our CFO, William Meadowcroft, Mr. Meadowcroft’s stock options shall continue to vest during the period Mr. Meadowcroft is entitled to severance payments.

Under the employment agreement with our former Chief Executive Officer, Robert S. Falcone, and as the result of his termination without cause thereunder, the Company is providing Mr. Falcone with salary continuation for a period of twenty-four months, as well as health benefits for Mr. Falcone and his covered dependents, at active-employee premium rates, during such period. Mr. Falcone will also be entitled under his employment agreement to receive a pro-rated bonus payment for the portion of fiscal year 2008 completed prior to his termination if the applicable bonus targets are achieved. In addition, as the result of Mr. Falcone’s termination without cause, the vesting of stock options granted to Mr. Falcone was fully accelerated. Such stock options will remain exercisable for three months following the date of his termination. In connection with the termination of his employment on March 26, 2008, the Company is currently providing, or will provide, Mr. Falcone with severance benefits in accordance with the terms of the employment agreement.

Under the employment agreement with our former Chief Executive Officer, Greggory C. Hammann, and as the result of his termination without cause thereunder, the Company is providing Mr. Hammann with salary continuation for a period of twenty-four months, as well as health benefits for Mr. Hammann and his covered dependents, at active-employee premium rates, during such period. Mr. Hammann is also entitled under his employment agreement to receive a pro-rated bonus payment for the portion of the fiscal year completed prior to his termination, calculated on the basis of the average bonus paid to Mr. Hammann in the three preceding fiscal years. In addition, the stock option exercisable for up to 850,000 shares of common stock that was granted to Mr. Hammann when he joined the Company in 2003 (the “Initial Option Award”) will continue to vest as if Mr. Hammann had remained employed during the twenty four-month period in which he is entitled to receive severance pay. The Initial Option Award will be exercisable for fifteen months after the date of termination of employment as to the shares vested on or before such date of termination and for fifteen months after the date of vesting as to shares vesting after the date of termination. In connection with the termination of his employment on August 13, 2007, the Company has provided, or is currently providing, Mr. Hammann with severance benefits in accordance with the terms of the employment agreement.

The actual payments made or being made to Named Executive Officers who are no longer with the Company, and estimated payments and benefits payable to the Named Executive Officers assuming an event triggering payment under these plans and arrangements as of the last day of 2007 are reported in the discussion of Other Potential Post-Employment Payments on page 26.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that we can deduct for compensation paid to any of our most highly paid officers in any year. With the exception of our President and Chief Executive Officer, we generally do not expect any of our employee’s salary and bonus levels to exceed that limit. However, depending on individual and corporate performance, total compensation for certain executives may be greater than $1,000,000. The limit on deductibility, however, does not apply to performance-based compensation that meets certain requirements. Our current policy is generally to grant long-term incentive awards that meet those requirements so that we may deduct compensation related to these awards when recognized by an executive.

Summary Compensation Table

The table that follows this discussion summarizes the total compensation paid to or earned by each of our Named Executive Officers as well as Greggory C. Hammann and Robert S. Falcone, our former Chief Executive Officers, and Darryl K. Thomas, our Former President, International Equipment Business, for the fiscal year ended December 31, 2007. The narrative below describes current employment agreements and material employment terms with each of our Named Executive Officers, as applicable.

Summary Compensation Table

Name and Principal Position		Salary	Bonus	Stock Awards(7)	Option Awards(8)	All Other Compensation	Total
Robert S. Falcone	2007	$186,058	$—	$75,240	$43,554	$2,300	$307,152	(1)
Former Chief Executive Officer & President	2006	$—	$—	$—	$—	$—	$—

Greggory C. Hammann	2007	$457,691	$135,420	$—	$921,789	$1,556,839	$3,071,739	(2)
Former Chairman, CEO, & President	2006	$550,000	$206,500	$—	$824,340	$362,861	$1,943,701

William D. Meadowcroft	2007	$285,154	$—	$—	$69,413	$5,700	$360,267	(3)
Chief Financial Officer, Secretary and Treasurer	2006	$282,846	$53,000	$—	$116,544	$6,052	$458,442

Darryl K. Thomas	2007	$235,341	$—	$—	$42,293	$316,202	$593,836	(4)
Former President, International Equipment Business	2006	$245,616	$34,500	$—	$69,765	$112,230	$462,111

Juergen Eckmann	2007	$282,961	$—	$—	$57,104	$16,502	$356,567	(5)
President, Fitness Apparel Business	2006	$235,000	$35,500	$—	$95,300	$16,554	$382,354

Stephen L. Eichen	2007	$228,848	$—	$—	$61,424	$7,650	$297,922	(6)
Chief Information Officer	2006	$224,700	$33,705	$—	$96,768	$6,787	$361,255

(1)	Mr. Falcone’s 2007 All Other Compensation consists of $2,300 for automobile allowance. Mr. Falcone’s employment with the Company terminated effective March 26, 2008.
(2)

Mr. Hammann’s bonus amount reflects a pro-rated bonus to be paid for the portion of 2007 prior to Mr. Hammann’s termination, $23,486 of which was paid in 2007. Mr. Hammann’s 2007 All Other Compensation consists of: (i) $340,000 resulting from the first amendment to his 2003 nonstatutory stock option agreement; (ii) $1,200,000 of severance which became payable upon his termination, $207,692 of which was paid in 2007, and (iii) $16,839 of Company paid premiums for disability and life insurance, continued health benefits for himself and his covered dependents and tax service fees which became payable by the Company as the result of his termination, $6,843 of which was paid in 2007. Mr. Hammann’s employment with the Company was terminated effective August 13, 2007.

(3)	Mr. Meadowcroft’s 2007 All Other Compensation consists of a Company matching contribution to the Nautilus, Inc. 401(k) Savings Plan of $4,400 and tax service fees paid by the Company.
(4)	Mr. Thomas’ 2007 All Other Compensation consists of $147,826 for ex-patriot tax equalization, $46,933 for quarterly payment adjustments for variances in exchange rates, $108,000 for payments received for corporate housing, a Company matching contribution of $6,750 to the Nautilus, Inc. 401(k) Savings Plan and tax service fees paid by the Company. Mr. Thomas’ employment with the Company will terminate effective April 18, 2008.
(5)	Mr. Eckmann’s 2007 All Other Compensation consists of Company paid premiums for life insurance, personal travel costs and a contribution to a pension fund, of which the Company is not a sponsor.
(6)	Mr. Eichen’s 2007 All Other Compensation consists of a Company matching contribution to the Nautilus, Inc. 401(k) Savings Plan and tax service fees paid by the Company.
(7)	The amounts reported in this column are equal to the dollar amount recognized for financial statement reporting purposes in 2007 in connection with performance units granted under the Company’s 2005 Long Term Incentive Plan. With respect to performance units granted see Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the relevant assumptions used in calculating the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards no. 123 (revised 2004), Share Based Payment (“FAS 123R”). For further information about awards made in 2007, see the Grants of Plan-Based Awards table beginning on page 24 of this Proxy Statement.
(8)	The amounts reported in this column are equal to the dollar amount recognized for financial statement reporting purposes in 2007 in connection with options granted under the Company’s 2005 Long Term Incentive Plan, which was approved by the Company’s shareholders and became effective on June 6, 2005. With respect to options granted in 2007, 2006, and 2005, respectively, see Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the relevant assumptions used in calculating the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year in accordance with FAS 123R. For further information about awards made in 2007, see the Grants of Plan-Based Awards table beginning on page 24 of this Proxy Statement.

Grants of Plan-Based Awards

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Unit Awards: Number of Securities Underlying Units (#)(6)	All Other Option Awards: Number of Securities Underlying Options (#)(7)	Exercise or Base Price of Option Awards ($ /Sh)(8)	Grant Date Fair Value of Stock and Option Awards ($)(9)
		Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)	Target (#)(5)	Maximum (#)
Robert S. Falcone	05/07/07	—	—	—	—	10,000	—	—	10,000	13.75	23,625
	08/13/07	—	—	—	—	—	—	4,000	—	—	36,920
	09/01/07	—	—	—	—	—	—	4,000	—	—	38,080
	10/01/07	—	—	—	—	—	—	4,000	—	—	31,880
	10/17/07	—	—	—	—	400,000	—	—	400,000	6.26	634,244

William D. Meadowcroft	01/28/07	7,129	143,000	214,500	—	22,200	—	4,200	18,000	16.10	89,763
	08/13/07	—	—	—	—	14,300	—	14,300	—	—	73,320

Darryl K. Thomas	01/28/07	4,707	94,137	141,205	—	15,000	—	3,000	12,000	16.10	61,682
	08/13/07	—	—	—	—	9,400	—	9,400	—	—	48,196

Juergen Eckmann	01/28/07	5,659	113,184	169,777	—	16,200	—	4,200	12,000	16.10	72,726
	08/13/07	—	—	—	—	9,600	—	9,600	—	—	49,222

Stephen L. Eichen	01/28/07	4,577	91,539	137,309	—	13,800	—	1,800	12,000	16.10	50,639
	08/13/07	—	—	—	—	9,100	—	9,100	—	—	46,658

Greggory C. Hammann	1/28/2007	—	—	—	—	65,000	—	15,000	50,000	16.10	321,965

(1)	Awards are generally effective on the date of approval. Award grant procedures are discussed in the Compensation Discussion and Analysis.
(2)	The amounts in this column represent the potential award level for each Named Executive Officer under the Company’s annual cash incentive program at the threshold level. The threshold payout is calculated using company performance at the 10% target level and the employee obtaining three individual objectives which obtains 50% of target level payout. There were no pay outs for 2007.
(3)	The amounts in this column represent the potential award level for each Named Executive Officer under the Company’s annual cash incentive program at the target level. The target payout is calculated using company performance at the 100% level and the employee obtaining five individual objectives which obtains 100% payout for individual contribution. There were no payouts for 2007.
(4)	The amounts in this column represent the potential award level for each Named Executive Officer under the Company’s annual cash incentive program at the maximum level. The maximum payout is calculated using company performance at the 150% level and the employee obtaining five individual objectives which obtains 100% payout for individual contribution. There were no pay outs for 2007.
(5)	The amounts in this column represent the target number of shares of common stock that could become vested to each executive officer in the event certain performance targets are met, as described in (6) below and the options granted, as described in (7) below are exercised by the Named Executive Officer.
(6)	Nautilus, Inc. common stock will be granted to the Named Executive Officer upon achievement by the Company of annual earnings-per-share (EPS) targets equal to $1.00, $1.25, and $1.55 in 2007, 2008 and 2009, respectively. The Named Executive Officer may receive one third of the targeted shares per year as long as they are employed by the Company on the last day of such fiscal year and the EPS target is met. If the award is not achieved in 2007 or 2008, but the 2009 target is achieved, the Named Executive Officer shall be paid the awards for the previous years.
(7)	The numbers reported in this column reflect the number of options to purchase shares that were awarded to the Named Executive Officers in 2007 pursuant to the 2005 Long Term Incentive Plan, which became effective on June 6, 2005. Each of these awards is subject to a four year vesting schedule, during which 25% of the award vests on each anniversary of the grant date.
(8)	Consists of Stock Options with an exercise price equal to the NYSE closing price of Nautilus, Inc. Common Stock on business day prior to the date of grant and a seven year term.
(9)	Reflects grant date fair value of performance unit awards and restricted stock grants at target described in footnote (6) above, and grant date fair value of Stock Options described in footnote (7) above, calculated in accordance with FAS 123R.

Outstanding Equity Awards at Fiscal Year-End

The following table provides detailed information about all outstanding equity awards of the Named Executive Officers at December 31, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Robert S. Falcone	5,000	—		N/A	27.68	06/06/12	—	—
	2,500	7,500	(2)	N/A	18.29	05/08/13	N/A	N/A
	5,000	—		N/A	12.40	06/09/13	N/A	N/A
	—	10,000	(2)	N/A	13.75	05/07/14	N/A	N/A
	10,000	—		N/A	15.66	06/07/14	N/A	N/A
	—	400,000	(6)	N/A	6.26	10/17/17	N/A	N/A

William D. Meadowcroft	3,750	11,250	(2)	N/A	15.15	01/29/13	14,300	69,355	4,500	(4)	21,825
	16,000	4,000	(3)	N/A	10.39	07/15/13	N/A	N/A	4,200	(5)	20,370
	—	18,000	(2)	N/A	16.10	01/29/14	N/A	N/A
	9,000	6,000	(3)	N/A	23.15	10/25/14	N/A	N/A
	12,000	18,000	(3)	N/A	21.68	02/23/15	N/A	N/A

Darryl K. Thomas	3,000	9,000	(2)	N/A	15.15	01/29/13	9,400	45,590	3,000	(4)	14,550
	10,000	10,000	(3)	N/A	13.59	01/14/14	N/A	N/A	3,000	(5)	14,550
	—	12,000	(2)	N/A	16.10	01/29/14	N/A	N/A
	15,000	10,000	(3)	N/A	15.66	06/07/14	N/A	N/A

Juergen Eckmann	10,000	10,000	(2)	N/A	28.91	07/11/12	9,600	46,560	3,600	(4)	17,460
	2,625	7,875	(2)	N/A	15.15	01/29/13	N/A	N/A	4,200	(5)	20,370
	—	12,000	(2)	N/A	16.10	01/29/14	N/A	N/A

Stephen Eichen	2,375	7,125	(2)	N/A	15.15	01/29/13	9,100	44,135	2,400	(4)	11,640
	16,000	4,000	(3)	N/A	10.39	07/15/13	N/A	N/A	1,800	(5)	8,730
	—	12,000	(2)	N/A	16.10	01/29/14	N/A	N/A
	15,000	10,000	(3)	N/A	14.25	02/04/14	N/A	N/A
	15,000	10,000	(3)	N/A	15.66	06/07/14	N/A	N/A

Greggory Hammann	491,100	170,000	(7)	N/A	10.39	10/15/09	—	—

(1)	Restricted shares granted on August 13, 2007. Grant will fully vest in 24 months. Market value is equal to the shares granted times the closing price on the December 31, 2007.
(2)	The grant will vest in four equal annual installments, beginning the first anniversary of the grant date.
(3)	The grant will vest in five equal annual installments, beginning the first anniversary of the grant date.
(4)	Nautilus, Inc. common stock will be granted to the Named Executive Officer upon achievement by the Company of annual earnings-per-share (EPS) targets equal to $1.15, $1.40, and $1.70 in 2006, 2007 and 2008, respectively. The Named Executive Officer may receive one third of the targeted shares per year as long as they are employed by the Company on the last day of such fiscal year and the EPS target is met. If the award is not achieved in 2006 or 2007, but the 2008 target is achieved, the Named Executive Officer shall be paid the awards for the previous years. Market value is equal to the shares granted times the closing price on the December 31, 2007.
(5)	Nautilus, Inc. common stock will be granted to the Named Executive Officer upon achievement by the Company of annual earnings-per-share (EPS) targets equal to $1.00, $1.25, and $1.55 in 2007, 2008 and 2009, respectively. The Named Executive Officer may receive one third of the targeted shares per year as long as they are employed by the Company on the last day of such fiscal year and the EPS target is met. If the award is not achieved in 2007 or 2008, but the 2009 target is achieved, the Named Executive Officer shall be paid the awards for the previous years. Market value is equal to the shares granted times the closing price on the December 31, 2007.
(6)	The grant will vest as to one-third of the total shares after one year and as to an additional 1/36th of the total each month thereafter.
(7)	The grant will vest in equal six month instalments over a period of five years, beginning the first anniversary of the grant date.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (#)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert S. Falcone	—	—	12,000	75,240
Greggory Hammann	18,900	138,726	—	—
William D. Meadowcroft	—	—	—	—
Darryl K. Thomas	—	—	—	—
Juergen Eckmann	—	—	—	—
Stephen L. Eichen	—	—	—	—

Robert Falcone received 4,000 restricted shares for each of the three months he served as interim CEO of the Company.

Other Potential Post-Employment Payments

Name	Salary Continuation or Severance(1)	Pro-rated Bonus		Benefits or Perquisites		Continued Vesting on the amendment to the “Initial Option Grant”		Value of Options
Robert S. Falcone	1,150,000	—	(2)	12,356	(3)	—		—	(4)
Greggory Hammann	1,200,000	135,420		6,843	(3)	340,000	(7)	—	(5)
William D. Meadowcroft	286,000	—		—		—		—	(6)
Darryl K. Thomas	235,870	—		25,945	(3)(8)	—		—
Juergen Eckmann	146,154	—		—		—		—
Timothy Hawkins	145,000	—		—		—		—
Stephen L. Eichen	114,597	—		—		—		—

(1)	This column presents estimated amounts that may be paid under the Nautilus employment arrangement assuming termination occurred on December 31, 2007, except for Messrs. Hammann, Hawkins, Falcone and Thomas who reflect actual amounts paid or to be paid as they were terminated on August 13, 2007, June 29, 2007, March 26, 2008 and April 18, 2008, respectively. The Nautilus separation benefits consist of monthly base salary equal to twenty-four equal payments for Mr. Falcone and Mr. Hammann, twelve equal payments for Mr. Meadowcroft and Mr. Thomas, and six equal payments for Mr. Eckmann, Mr. Hawkins and Mr. Eichen. Distributions are subject to certain restrictions imposed by Internal Revenue Code Section 409A.
(2)	Mr. Falcone will receive a pro-rated bonus payment for the portion of the fiscal year completed prior to his termination if the performance targets are met.
(3)	Mr. Falcone, Mr. Hammann and Mr. Thomas are entitled to continued health benefits for their self and their covered dependents, at active-employee premium rates, during the period in which they is entitled to severance payments.
(4)	Mr. Falcone’s options will continue to vest for three months after his termination. The value of options assumes full vesting and is based on the closing market price of the Company’s common stock as quoted on the New York Stock Exchange on the date of Mr. Falcone’s termination. The actual expense of the options, based on assumptions made as of December 31, 2007 in accordance with FAS 123R, was $643,388.
(5)

Mr. Hammann currently has unvested options exercisable for 170,000 shares of common stock that were originally granted to him when he joined the Company in 2003, and which will continue to vest as if Mr. Hammann remained employed with the Company during the twenty-four month period in which he is entitled to receive severance pay. The option award will also be exercisable for fifteen months after the date of termination of employment as to the shares vested on or before such date of termination and for fifteen months after the date of vesting as to shares vesting after the date of termination. The value of options assumes full vesting and is based on the closing market price of the Company’s common stock as quoted on the New York Stock Exchange on the date of Mr. Hammann’s termination. The actual expense of the options, based on assumptions made as of December 31, 2006 in accordance with FAS 123R, was $537,848.

(6)	Mr. Meadowcroft’s options will continue to vest for twelve months after termination. The value of options assumes full vesting and is based on the closing market price of the Company’s common stock as quoted on the New York Stock Exchange on December 31, 2007. The actual expense of the options, based on assumptions made as of December 31, 2007 in accordance with FAS 123R, was $80,321.
(7)	Continued vesting of the nonstatutory stock option granted to Mr. Hammann when he joined the Company in 2003 results in two equal payments of $170,000 during 2008.
(8)	Mr. Thomas will receive reimbursement of his moving expenses to relocate back to the United States from his current station in London. Such expenses are expected to total approximately $20,000.

DIRECTOR COMPENSATION

The Director Compensation Program provides for the payment of annual retainers, annual equity grants and initial equity grants to non-employee members of Nautilus’ Board of Directors.

Annual Retainer Under the Director Compensation Program, as approved by the Board on May 7, 2007, each non-employee member of the Nautilus Board receives an annual retainer of $35,000. In addition, each member receives a fee of $1,500 for attendance at each meeting. Each director serving on a Committee receives an additional meeting fee of $1,500. The Chairs of the Audit Committee receives an additional retainer of $10,000, while the Chair of the Compensation Committee and the Nominating & Corporate Governance Committee each receive an additional retainer of $5,000.

Initial Equity Grant The Director Compensation Program provides that upon initial election to the Board, each non-employee director will be granted an option to purchase 10,000 shares of our common stock priced on the date prior to grant. Such stock options vest ratably over four years.

Annual Equity Grant The Director Compensation Program also provides that upon reelection to the Board, each non-employee director receives a stock option to purchase 10,000 shares of our common stock priced on the date prior to grant. Such stock options vest ratably over four years.

On May 7, 2007, our Board of Directors granted to each non-employee director an option to purchase 10,000 shares of our common stock at an exercise price equal to the market price of our common stock at close of trading on the New York Stock Exchange on the date prior to the grant date ($13.75 per share). The options vest over a four-year period. On December 31, 2007, our Board of Directors granted options to purchase 10,000 shares of our common stock to each of Richard A. Horn and Michael A. Stein. Messrs. Bramson and Eastman, who were also elected to our Board of Directors in December 2007 declined to receive director compensation. Directors who are Company employees receive no additional or special remuneration for serving as directors.

2007 Directors Compensation Table

Name	Fees Earned or Paid in Cash	Option Awards ($)(1)	Total ($)
Peter A. Allen	74,000	9,543	83,543
Ronald P. Badie	71,000	9,543	80,543
Robert S. Falcone	44,000	9,543	53,543
Evelyn V. Follit	20,750	861	21,611
Frederick T. Hull	21,313	6,794	28,107
Donald W. Keeble	75,500	9,543	85,043
Paul F. Little	22,313	6,794	29,107
Diane L. Neal	61,500	9,543	71,043
Marvin G. Siegert	70,500	9,543	80,043
Richard A. Horn	1,500	*	1,500
Michael A. Stein	1,500	*	1,500

*	Mr. Horn and Mr. Stein each received options to purchase 10,000 shares of our common stock on December 31, 2007 at the start of their term as directors.
**	Mr. Bramson and Mr. Eastman declined to receive director compensation.
(1)	The dollar values in this column represent the compensation cost of issued awards, as prescribed in FAS123R.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS *

The Audit Committee oversees Nautilus, Inc.’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. A written charter approved by the Audit Committee and ratified by the Board governs the Audit Committee.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent registered public accounting firm their independence from the Company and its management, and has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining such firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee held seven meetings during fiscal year 2007.

None of the Audit Committee members have a relationship with the Company that might interfere with exercise of his independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements and management’s report on internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Audit Committee has also determined that provision by Deloitte & Touche LLP of other non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence. The Audit Committee and the Board have also recommended, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

Respectfully Submitted,

Marvin G. Siegert, Chairman

Richard A. Horn

Michael A. Stein

* The information contained in the Report of the Audit Committee shall not be deemed “soliciting material” or be incorporated by reference by any general statement incorporating this Proxy Statement into any filings under either the Securities Act of 1933, as amended, or the Exchange Act of 1934 (together the “Acts”), except to the extent the Company specifically incorporates such report by reference, and further, such Report shall not otherwise be deemed filed under the Acts.

PROPOSAL NO. 2:

REIMBURSEMENT OF PROXY EXPENSES OF SHERBORNE INVESTORS

During 2007, Sherborne Investors LP and certain of its affiliates (“Sherborne”) undertook a successful proxy contest to replace four of the Company’s directors with its nominees, Edward J. Bramson, Gerard L. Eastman, Richard A. Horn and Michael A. Stein. Although Sherborne stated in its proxy statement that it intended to seek reimbursement from the Company for its expenses incurred in connection with the proxy contest without submitting the question of reimbursement to the Company’s shareholders for approval, the Board of Directors of the Company now believes that such submission is appropriate.

Sherborne has submitted to the Company an invoice detailing reimbursable expenses of approximately $560,000 incurred in connection with the proxy contest. Accordingly, should this proposal be approved by the shareholders, any reimbursement of Sherborne would not exceed such amount. Moreover, the Board of Directors does not intend to make any payments to Sherborne unless and until the independent members of the Company’s Board of Directors who are not affiliates of Sherborne review such proposed payment and determine that such payment is appropriate in light of the Company’s financial condition at such time. The Board of Directors currently expects that no payment with respect to reimbursement of Sherborne’s proxy expenses would be made prior to when the Company returns to profitability.

The Board of Directors recommends that the shareholders approve the proposal to reimburse Sherborne’s expenses incurred in connection with the proxy contest, in an amount not to exceed $560,000, subject, prior to any payment to Sherborne, to further review and approval by the independent members of the Board of Directors who are not affiliates of Sherborne.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF REIMBURSEMENT OF SHERBORNE’S PROXY SOLICITATION EXPENSES.

PROPOSAL NO. 3:

APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

The Board of Directors has approved, subject to shareholder approval, an amendment and restatement of our Articles of Incorporation in order to clarify certain of its terms, aggregate the terms of multiple amendments to our Articles of Incorporation into a single document and shorten it to conform more closely to those of other Washington public corporations and modern corporate governance practices. The full text of the proposed Amended and Restated Articles of Incorporation is set forth as Exhibit A of this Proxy Statement.

If the shareholders approve the proposed amendment and restatement of our Articles of Incorporation described in this Proposal No. 3, our current Articles of Incorporation will be replaced in their entirety by the Amended and Restated Articles of Incorporation included as Exhibit A of this Proxy Statement.

Reasons for Amendment

Our Articles of Incorporation were filed with the Secretary of State of Washington in 1992 as the Articles of Incorporation of Stratford Software Corporation, USA. These Articles of Incorporation remained as the governing document of our company through a series of mergers, internal reorganizations and changes to our name. Other than amendments to (i) increase our authorized capital (ii) change our name and (iii) delete provisions specifying the required vote for certain corporate actions, our Articles of Incorporation have remained largely unchanged from those filed in 1992. Over the course of the intervening years there have been a number of substantive changes made to the Washington Business Corporation Act, as well as changes in the practical application of the law. Also, as a result of multiple reorganizations, amendments and changes to our name, our current Articles of Incorporation are difficult to read as a unified document and differ in some respects from the articles of incorporation of other public Washington corporations, particularly those that have gone public more recently.

Effect of Amendment

The effect of the proposed amendment and restatement would be to unify our Articles of Incorporation into a more readable and user-friendly document. The proposed amendment and restatement would also amend or eliminate certain obsolete provisions. The proposed amendment and restatement would not, however, alter the number of shares or classes of the Company’s authorized capital stock. A table providing an Article-by-Article summary of the proposed amendment follows below.

Approval Requirements

The Amended and Restated Articles of Incorporation will be approved if a majority of the shares entitled to vote at the meeting are cast “for” the proposed amendment and restatement. If the proposal is approved, it will become effective upon the filing of the Articles of Amendment with the Secretary of State of Washington, which will occur as soon as reasonably practicable after approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION.

Detailed Summary of Recommended Changes to our Articles of Incorporation

Current Articles of Incorporation	Proposed Articles of Incorporation	Explanation of Amendment
Current Article I	Proposed Article I
The Name of this corporation is Nautilus, Inc.	The Name of this corporation is Nautilus, Inc.	No change.

Current Article II	Proposed Article II
The Corporation is organized under the Washington Business Corporation Act and shall have perpetual existence.	The Corporation is organized under the Washington Business Corporation Act and shall have perpetual existence.	No change.

Current Article III	Proposed Article III
The Corporation is organized for the purpose of engaging in any business, trade or activity which may be conducted lawfully by a corporation formed under the Washington Business Corporation Act.	The Corporation is organized for the purpose of engaging in any business, trade or activity which may be conducted lawfully by a corporation formed under the Washington Business Corporation Act.	No change.

Current Article IV	Proposed Article IV
Authorized Shares. The total number of shares of stock that the Corporation shall have authority to issue is Seventy Five Million (75,000,000) shares of common stock, no par value per share.	Authorized Shares. The total number of shares of stock that the Corporation shall have authority to issue is Seventy Five Million (75,000,000) shares of common stock, no par value per share.	No change.

Current Articles of Incorporation	Proposed Articles of Incorporation	Explanation of Amendment
Current Article V	Proposed Article V
Shareholders entitled to vote at any election of directors shall have the right to vote, in person or by proxy, the number of shares they are entitled to cast for as many persons as there are directors to be elected. No cumulative voting shall be permitted.	Shareholders entitled to vote at any election of directors shall have the right to vote, in person or by proxy, the number of shares they are entitled to cast for as many persons as there are directors to be elected. Shareholders shall not have the right to cumulate votes in the election of directors.	The last sentence of the article indicating that no cumulative voting shall be permitted has been modified for clarity.

Current Article VI	Proposed Article VI
No shareholder of this corporation shall have, as such holder, any preemptive or preferential right or subscription right to any stock of this corporation, or to any warrant or option for the purchase thereof, except to the extent provided by resolution or resolutions of the Board of Directors establishing a series of preferred stock or by written agreement with this Corporation.	No shareholder of the Corporation shall have, as such holder, any preemptive or preferential right or subscription right to any stock of the Corporation or to any obligations convertible into stock of the Corporation, or to any warrant or option for the purchase thereof, except to the extent provided by written agreement with the Corporation.	Minor syntax and clarifying changes have been made.

Current Article VII	Proposed Article VII
This corporation elects to be covered by the provisions of Section 23B.17.20 of the Washington Business Corporation Act concerning transactions with interested shareholders, as therein defined, and as such Section may be amended or replaced, whether or not this corporation may at any time have fewer than three hundred (300) holders of record of its shares.	A merger, share exchange, sale of substantially all of the Corporation’s assets, or dissolution of the Corporation must be approved by the affirmative vote of two-thirds of the Corporation’s outstanding shares entitled to vote, or if separate voting by voting groups is required then by not less than two-thirds of all the votes entitled to be cast by that voting group.

Section 23B.17.20 of the Washington Business Corporation Act was repealed in 1996. The language relating to such section of the Washington Business Corporation Act is thus proposed to be deleted.

Under the Washington Business Corporation Act, a proposed merger, share exchange, sale of substantially all of the corporation’s assets, or dissolution of the corporation (each a “Major Corporate Action”) must be approved by the affirmative vote of two-thirds of the shares entitled to vote unless a different voting requirement (not less than a majority of the shares entitled to vote) is set forth in the corporation’s articles of incorporation. The Company’s current Articles of Incorporation do not specify a different voting standard and therefore the required vote for a Major Corporate Action under the Company’s Articles of Incorporation as currently in effect is two-thirds of the shares entitled

Current Articles of Incorporation	Proposed Articles of Incorporation	Explanation of Amendment

to vote. At the 2000 annual meeting of shareholders the Company’s shareholders approved an amendment to the Company’s Articles of Incorporation that deleted provisions specifying the required vote for Major Corporate Actions and other matters requiring shareholder approval. The proxy statement for the 2000 annual meeting of shareholders mistakenly stated that the deletion of those provisions would have the effect of changing the required vote for a Major Corporate Action to a majority of the shares entitled to vote. The inclusion of the language stating that a two-thirds vote is required for the approval of Major Corporate Actions is intended to clarify the required vote for a Major Corporate Action. However, adoption of the proposed Amended and Restated Articles of Incorporation will not change the required vote for a Major Corporate Action

Current Article VIII	Proposed Article VIII

8.1    The number of directors of the Corporation shall be fixed as provided in the Bylaws and may be changed from time to time by amending the Bylaws.

8.2    The Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the shareholders of the Corporation to change or repeal such Bylaws.

8.1    The number of directors of the Corporation shall be fixed as provided in the Bylaws and may be changed from time to time by amending the Bylaws.

8.2    The Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the shareholders of the Corporation to change or repeal such Bylaws.

No change.
8.3 Any vacancy occurring in the Board of Directors (whether caused by resignation, death, an increase in the number of directors, or otherwise) may be filled as specified in the Bylaws.	8.3 Any vacancy occurring in the Board of Directors (whether caused by resignation, death, an increase in the number of directors, or otherwise) may be filled as specified in the Bylaws.

Current Articles of Incorporation	Proposed Articles of Incorporation	Explanation of Amendment

8.4    To the fullest extent permitted by the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. Any amendment to or repeal of said act or this Article 9.4 shall not adversely affect a director of the Corporation with respect to any conduct of such director occurring prior to such amendment or repeal.

8.4    To the fullest extent permitted by the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. Any amendment to or repeal of said act or this Article 9.4 shall not adversely affect a director of the Corporation with respect to any conduct of such director occurring prior to such amendment or repeal.

Current Article IX	Proposed Article IX
9.1 Right to Indemnification. Each individual (hereinafter an “indemnitee”) who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, that while serving as a director or officer of the Corporation, he or she is or was also serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic partnership, joint venture, trust, employee benefit plan or other enterprise, whether the basis of the proceeding is alleged action in an official capacity as such a director, officer, employee, partner, trustee, or agent or in any other capacity while serving as such director, officer, employee, partner, trustee, or agent, shall be indemnified and held	9.1 Right to Indemnification. Each individual (hereinafter an “indemnitee”) who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, that while serving as a director or officer of the Corporation, he or she is or was also serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic partnership, joint venture, trust, employee benefit plan or other enterprise, whether the basis of the proceeding is alleged action in an official capacity as such a director, officer, employee, partner, trustee, or agent or in any other capacity while	No change.

Current Articles of Incorporation	Proposed Articles of Incorporation	Explanation of Amendment
harmless by the Corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, partner, trustee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such indemnitee if the Corporation is prohibited by the Washington Business Corporation	serving as such director, officer, employee, partner, trustee, or agent, shall be indemnified and held harmless by the Corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, partner, trustee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however,
Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in Section 9.2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board of Directors. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). Any advancement of expenses shall be made only upon delivery to the Corporation of a written undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that	that no indemnification shall be provided to any such indemnitee if the Corporation is prohibited by the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in Section 9.2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board of Directors. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). Any advancement of expenses shall be made only upon delivery to the Corporation of a written undertaking (hereinafter an

Current Articles of Incorporation	Proposed Articles of Incorporation	Explanation of Amendment
such indemnitee is not entitled to be indemnified for such expenses under this section and upon delivery to the Corporation of a written affirmation (hereinafter an “affirmation”) by the indemnitee of his or her good faith belief that such indemnitee has met the standard of conduct necessary for indemnification by the Corporation pursuant to this article.	“undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this section and upon delivery to the Corporation of a written affirmation (hereinafter an “affirmation”) by the indemnitee of his or her good faith belief that such indemnitee has met the standard of conduct necessary for indemnification by the Corporation pursuant to this article.

9.2 Right of Indemnitee to Bring Suit. If a written claim for indemnification under Section 9.1 is not paid in full by the Corporation within sixty (60) days after the Corporation’s receipt thereof, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking and affirmation have been tendered to the Corporation) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Neither the failure of the Corporation	9.2 Right of Indemnitee to Bring Suit. If a written claim for indemnification under Section 9.1 is not paid in full by the Corporation within sixty (60) days after the Corporation’s receipt thereof, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking and affirmation have been tendered to the Corporation) and thereafter the Corporation shall have the burden of proof to overcome the

Current Articles of Incorporation	Proposed Articles of Incorporation	Explanation of Amendment
(including the Board of Directors, independent legal counsel or the shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or the shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.	presumption that the indemnitee is so entitled. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or the shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or the shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

9.3 Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the Corporation or its parent corporation, if any, general or specific action of the Board of Directors, contract or otherwise.	9.3 Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the Corporation or its parent corporation, if any, general or specific action of the Board of Directors, contract or otherwise.

9.4 Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director,	9.4 Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by the individual in that capacity or arising from the

Current Articles of Incorporation	Proposed Articles of Incorporation	Explanation of Amendment
officer, employee or agent, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this article.	individual’s status as a director, officer, employee or agent, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this article.

9.5 Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to officers, employees and agents of the Corporation with the same scope and effect as the provisions pertaining to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.	9.5 Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to officers, employees and agents of the Corporation with the same scope and effect as the provisions pertaining to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

9.6 Persons Serving Other Entities. Any individual who is or was a director, officer or employee of the Corporation who, while a director, officer or employee of the Corporation, is or was serving (a) as a director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, (b) as a trustee of an employee	9.6 Persons Serving Other Entities. Any individual who is or was a director, officer or employee of the Corporation who, while a director, officer or employee of the Corporation, is or was serving (a) as a director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, (b) as a trustee of an employee

Current Articles of Incorporation	Proposed Articles of Incorporation	Explanation of Amendment
benefit plan and the duties of the director or officer to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan, or (c) in an executive or management capacity in a foreign or domestic partnership or limited liability company, joint venture, trust or other enterprise of which the Corporation is an equity interest holder or in which a wholly owned subsidiary of the Corporation is a general partner or has a majority ownership or interest shall be deemed to be so serving at the request of the Corporation and entitled to indemnification and advancement of expenses under this article.

benefit plan and the duties of the director or officer to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan, or (c) in an executive or management capacity in a foreign or domestic partnership or limited liability company, joint venture, trust or other enterprise of which the Corporation is an equity interest holder or in which a wholly owned subsidiary of the Corporation is a general partner or has a majority ownership or interest shall be deemed to be so serving at the request of the Corporation and entitled to indemnification and advancement of expenses under this article.

Current Article X	Proposed Article X
10.1 The initial Board of Directors of this corporation shall consist of the following person:	Except as otherwise provided in these articles, as amended from time to time, the Corporation reserves the right to amend, alter, change, or repeal any provision contained in these articles in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders of the Corporation are subject to this reservation.	Language relating to the initial director and incorporator has been deleted.
Name Address Tom McKie c/o Micahel Varabioff 999 Canada Place, Suite 500 Vancouver, B.C. Canada V6C3C8

10.2 The initial registered office of the corporation shall be 1011 Western Avenue, 10th Floor, Seattle, Washington 98104-1023; and the registered agent at such address shall be Keven J. Davis.

Current Articles of Incorporation	Proposed Articles of Incorporation	Explanation of Amendment

10.3    The incorporator is Keven J. Davis, whose address is 1011 Western Ave., 10th Floor, Seattle, Washington 98104-1023. The powers and liabilities of the incorporate shall terminate upon the filing of these Articles of Incorporation.

10.4    Except as otherwise provided in these articles, as amended from time to time, the Corporation reserves the right to amend, alter, change, or repeal any provision contained in these articles in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders of the Corporation are subject to this reservation.

PROPOSAL NO. 4:

RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2008

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as our registered independent public accounting firm to audit our consolidated financial statements for 2008. Although we are not required to seek shareholder approval of this appointment, the Board has determined it to be sound corporate governance to do so. If the appointment is not ratified by shareholders, the Audit Committee will investigate the possible bases for the negative vote and will reconsider the appointment in light of the results of its investigation.

We employed Deloitte & Touche as our registered independent public accounting firm during 2007 and 2006. There have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the matter in their report. A representative of Deloitte & Touche is expected to be present at the annual meeting. The representative will be given the opportunity to make a statement on behalf of Deloitte & Touche if the representative so desires, and the representative will be available to respond to appropriate shareholder questions.

We understand the need for Deloitte & Touche to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Deloitte & Touche, our Audit Committee has restricted the non-audit services that Deloitte & Touche may provide. These determinations are among the key practices adopted by the Audit Committee in its “Policies and Procedures for the Approval of Audit and Non-audit Services Provided by the Independent Auditor,” effective April 2003.

Under these policies, with Audit Committee pre-approval, the Company may use Deloitte & Touche for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that the Company requests Deloitte & Touche to undertake to provide assurances on matters not required by laws or regulations.

The aggregate fees billed for professional services by Deloitte & Touche in 2007 and 2006 for these various services were approximately:

Type of Fees	2007	2006
Audit Fees	$1,469,000	$1,109,000
Audit-Related Fees	$170,000	$125,000
Tax Fees	$198,000	$71,000
All Other Fees	$63,000	$95,000

Total	$1,900,000	$1,400,000

“Audit fees” are fees we paid Deloitte & Touche for professional services for the audit of our consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements including the audit required by Section 404 of the Sarbanes-Oxley Act of 2002. “Audit-related fees” are fees billed by Deloitte & Touche for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax fees” are fees for tax compliance, tax advice, and tax planning. “All other fees” are fees billed by Deloitte & Touche to us for any services not included in the first three categories. None of the services disclosed above under “Audit Related Fees,” “Tax Fees,” or “All Other Fees” were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of the Company’s registered independent public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not aware of any other matters that may come before the annual meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the annual meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting of Shareholders, a copy of our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission for our fiscal year ended December 31, 2007. Written requests should be mailed to the Secretary, Nautilus, Inc., 16400 SE Nautilus Drive, Vancouver, Washington 98683.

Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors

William D. Meadowcroft

Chief Financial Officer, Secretary and Treasurer

Vancouver, Washington

                    , 2008

EXHIBIT A

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

NAUTILUS, INC.

Pursuant to RCW 23B.10.070 of the Washington Business Corporation Act (the “Act”), Nautilus, Inc. (the “Corporation”) does hereby adopt the following Amended and Restated Articles of Incorporation of the Corporation, which supersede the original Articles of Incorporation and all amendments and restatements thereto.

ARTICLE I

NAME

The name of this corporation is Nautilus, Inc. (the “Corporation”).

ARTICLE II

DURATION

The Corporation is organized under the Washington Business Corporation Act and shall have perpetual existence.

ARTICLE III

PURPOSE

The Corporation is organized for the purpose of engaging in any business, trade or activity which may be conducted lawfully by a corporation formed under the Washington Business Corporation Act.

ARTICLE IV

CAPITAL STOCK

4.1 Authorized Shares. The total number of shares of stock that the Corporation shall have authority to issue is Seventy Five Million (75,000,000) shares of common stock, no par value per share. Except as otherwise provided in accordance with these Articles of Incorporation, the Common Shares shall have unlimited voting rights, with each share being entitled to one vote, and the rights to receive the net assets of the Corporation upon dissolution, with each share participating on a pro rata basis.

ARTICLE V

ELECTION OF DIRECTORS

Shareholders entitled to vote at any election of directors shall have the right to vote, in person or by proxy, the number of shares they are entitled to cast for as many persons as there are directors to be elected. Shareholders shall not have the right to cumulate votes in the election of directors.

ARTICLE VI

PREEMPTIVE RIGHTS

No shareholder of the Corporation shall have, as such holder, any preemptive or preferential right or subscription right to any stock of the Corporation or to any obligations convertible into stock of the Corporation, or to any warrant or option for the purchase thereof, except to the extent provided by written agreement with the Corporation.

ARTICLE VII

MERGERS, SHARE EXCHANGES AND OTHER TRANSACTIONS

A merger, share exchange, sale of substantially all of the Corporation’s assets, or dissolution of the Corporation must be approved by the affirmative vote of two-thirds of the Corporation’s outstanding shares entitled to vote, or if separate voting by voting groups is required then by not less than two-thirds of all the votes entitled to be cast by that voting group.

ARTICLE VIII

DIRECTORS

8.1    The number of directors of the Corporation shall be fixed as provided in the Bylaws and may be changed from time to time by amending the Bylaws.

8.2    The Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the shareholders of the Corporation to change or repeal such Bylaws.

8.3    Any vacancy occurring in the Board of Directors (whether caused by resignation, death, an increase in the number of directors, or otherwise) may be filled as specified in the Bylaws.

8.4    To the fullest extent permitted by the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. Any amendment to or repeal of said act or this Article 8.4 shall not adversely affect a director of the Corporation with respect to any conduct of such director occurring prior to such amendment or repeal.

ARTICLE IX

INDEMNIFICATION

9.1    Right to Indemnification. Each individual (hereinafter an “indemnitee”) who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, that while serving as a director or officer of the Corporation, he or she is or was also serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic partnership, joint venture, trust, employee benefit plan or other enterprise, whether the basis of the proceeding is alleged action in an official capacity as such a director, officer, employee, partner, trustee, or agent or in any other capacity while serving as such director, officer, employee, partner, trustee, or agent, shall be indemnified and held harmless by the Corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorneys’

fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, partner, trustee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such indemnitee if the Corporation is prohibited by the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in Section 9.2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board of Directors. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). Any advancement of expenses shall be made only upon delivery to the Corporation of a written undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this section and upon delivery to the Corporation of a written affirmation (hereinafter an “affirmation”) by the indemnitee of his or her good faith belief that such indemnitee has met the standard of conduct necessary for indemnification by the Corporation pursuant to this article.

9.2    Right of Indemnitee to Bring Suit. If a written claim for indemnification under Section 9.1 is not paid in full by the Corporation within sixty (60) days after the Corporation’s receipt thereof, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking and affirmation have been tendered to the Corporation) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or the shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or the shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

9.3    Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the Corporation or its parent corporation, if any, general or specific action of the Board of Directors, contract or otherwise.

9.4    Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this article.

9.5    Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to officers, employees and agents of the Corporation with the same scope and effect as the provisions pertaining to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

9.6    Persons Serving Other Entities. Any individual who is or was a director, officer or employee of the Corporation who, while a director, officer or employee of the Corporation, is or was serving (a) as a director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, (b) as a trustee of an employee benefit plan and the duties of the director or officer to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan, or (c) in an executive or management capacity in a foreign or domestic partnership or limited liability company, joint venture, trust or other enterprise of which the Corporation is an equity interest holder or in which a wholly owned subsidiary of the Corporation is a general partner or has a majority ownership or interest shall be deemed to be so serving at the request of the Corporation and entitled to indemnification and advancement of expenses under this article.

ARTICLE X

OTHER MATTERS

Except as otherwise provided in these articles, as amended from time to time, the Corporation reserves the right to amend, alter, change, or repeal any provision contained in these articles in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders of the Corporation are subject to this reservation.

DATED this             day of             2008.

NAUTILUS, INC.
By
(Signature)

(Printed/Typed Name & Title)

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 3, 2008.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com/NLSJ

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A Proposals — The Board of Directors unanimously recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors: For Withhold For Withhold For Withhold

01—Edward J. Bramson 02—Ronald P. Badie 03—Gerard L. Eastman

04—Richard A. Horn 05—Marvin G. Siegert 06—Michael A. Stein

For Against Abstain

2. Approval of Reimbursement of Sherborne Expenses.

For Against Abstain

3. Approval of Amended and Restated Articles of Incorporation.

4. Ratification of selection of Deloitte & Touche LLP as Registered Independent Public Accounting Firm.

5. Upon such other matters as may properly come before, or incident to the conduct of the annual meeting or any adjournment thereof, the proxy holders shall vote in such manner as they determine to be our best interests of Nautilus, Inc. Management is not presently aware of any such matters to be presented for action at the annual meeting.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

6 3 C V 0 1 7 3 1 8 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00VQOA

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Nautilus, Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 3, 2008

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated                         , 2008, and names, constitutes and appoints Edward J. Bramson and Wayne M. Bolio, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Nautilus, Inc., to be held at 11:00 a.m. PDT on June 3, 2008, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on March 28, 2008, with all the powers that the undersigned would possess if personally present.

Our Board of Directors is soliciting this proxy. If no specific direction is given as to the items stated on the reverse side, this proxy will be voted FOR the nominees named in Proposal 1 and FOR Proposals 2, 3 and 4.

The shareholder signed on the reverse side reserves the right to revoke this proxy at any time prior to its exercise by written notice delivered to our Secretary at our corporate offices at 16400 SE Nautilus Drive, Vancouver, Washington 98683, prior to the annual meeting. The power of the proxy holders shall also be suspended if the shareholder signed above appears at the annual meeting and elects in writing to vote in person.

(Items to be voted appear on reverse side.)